Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 30, 2021

Media Contact:	Investor Contact:
Brianne Hyder	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-464-8596	Phone: 503-464-7051

Portland General Electric Announces First Quarter 2021 Results
•Strong first quarter financial results of $1.07 per diluted share
•Restored power to nearly half of customer base during historic February ice storm
•Capital plan remains on track, supporting decarbonization and electrification goals
•Reaffirming 2021 earnings guidance of $2.55 to $2.70 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $96 million, or $1.07 per diluted share, for the first quarter of 2021. This compares with net income of $81 million, or 91 cents per diluted share, for the first quarter of 2020.

“While the first quarter presented challenges, the team remains focused on supporting customers,” said Maria Pope, PGE president and CEO. “I am proud of the way we came together to restore power quickly, and safely, during a once in 40-year ice event. These events demonstrate the importance of continued investment in a safe, reliable and resilient grid.”

First Quarter 2021 Compared to First Quarter 2020
Total revenues increased as a result of higher retail energy deliveries, driven by strong residential demand and growth in the high-tech and digital service sectors, as well as revenues from the recently completed Wheatridge Renewable Energy Facility. Purchased power and fuel expense increased due to lower hydro and wind production and higher than expected market prices. Operating expenses increased, primarily driven by higher storm restoration expense, legal fees and increased employee benefit expenses. Depreciation and amortization expense decreased, partially offset by utility capital additions. Tax expense decreased primarily due to a one-time recognition of a local tax flow-through adjustment.
Company Updates
Strong Energy Delivery Growth

Retail energy deliveries for the three months ended March 31, 2021 increased 1.2%, weather-adjusted, compared to the same period of 2020. This was driven by an increase of 8% in industrial deliveries, powered by the expansion in the high-tech and digital sectors, and 3% growth in residential deliveries as the average number of residential customers increased by 1.3%. These increases were partially offset by a decrease in commercial deliveries of 5%.

February 2021 Ice Storms and Damage

Beginning on February 11, 2021, an historic set of storms involving heavy snow, winds and ice impacted the United
States, including PGE’s service territory. Oregon Governor Kate Brown declared a state of emergency in response to these severe storms. Through March 31, 2021, PGE has incurred an estimated $87 million in incremental costs due to the storms, of which $33 million were capital and recorded to electric utility plant, net and $54 million were operating expenses associated with transmission and distribution. Beginning in 2019, the OPUC authorized the Company to collect $4 million annually from retail customers to cover incremental expenses related to major storm damages, and to defer any amount not utilized in the current year. In response to the February storms, PGE exhausted its storm collection balance for 2021 of $9 million, which was used to offset operating expenses. After accounting for storm deferral tracking mechanisms already in place, the cumulative incurred costs from the February storm damage are estimated to be $45 million as of March 31, 2021.

On February 15, 2021, PGE filed an application for authorization to defer emergency restoration costs for the February storms (Docket UM 2156). PGE expects to incur and defer additional costs subsequent to the storm.

The Climate Pledge

On April 21, 2021, PGE continued its commitment to advancing a sustainable future by joining The Climate Pledge, aiming to be net-zero carbon by 2040 — a decade ahead of the Paris Agreement’s goal of 2050. As a signatory to The Climate Pledge, led by Amazon and Global Optimism, PGE agrees to measure and report greenhouse gas emissions on a regular basis; implement decarbonization strategies in line with the Paris Agreement through real business changes and innovations, including efficiency improvements, renewable energy, materials reductions, and other carbon emission elimination strategies; and neutralize any remaining emissions with additional, quantifiable, real, permanent, and socially-beneficial offsets.

Quarterly Dividend
As previously announced, on April 28, 2021, the board of directors of Portland General Electric Company approved an increase in the annual dividend of 5.5%, or $0.09 per share, declaring a quarterly common stock dividend of $0.43 per share.

2021 Earnings Guidance
PGE is reaffirming its full-year 2021 earnings guidance of $2.55 to $2.70 per diluted share based on the following assumptions:
•An increase in annual energy deliveries between 1% and 1.5%, weather adjusted, which reflects year over year:
◦Commercial growth, as economic recovery takes hold; and
◦Strong growth in industrial reflecting customer expansions.
◦These increases are partially offset by a decrease in residential as customers spend less time at home.
•Normal temperatures in its utility service territory, for the remainder of the year;
•Average hydro conditions for the remainder of year;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations, for the remainder of the year;
•Revised capital expenditures of $700 million;
◦This represents a $45 million increase from prior guidance of $655 million, primarily due to capital expenditures related to the February storm;
•Average construction work in progress balance of $340 million;
•Revised operating and maintenance expense between $595 million and $615 million;
◦This represents a $20 million increase to original guidance of $575 million to $595 million, of which $12 million is associated with February storm response expense that is offset in revenue;
•Depreciation and amortization expense between $410 million and $430 million;
•Revised effective tax rate of 10% to 15%;
•Cash from operations of $600 million to $650 million;
•No new common equity to be issued for investment or operations; and

•Continuation of existing regulatory mechanisms during 2021, including decoupling, the PCAM, the COVID-19 deferral, the wildfire deferral, and the new storm deferral.

First Quarter 2021 Earnings Call and Webcast — April 30, 2021

PGE will host a conference call with financial analysts and investors on Friday, April 30, 2021, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, April 30, 2021, through 2 p.m. ET on Friday, May 7, 2021.

Maria Pope, president and CEO; Jim Ajello, senior vice president of Finance, CFO, and treasurer; and Jardon Jaramillo, senior director, Investor Relations, Treasury, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2020, PGE, employees, retirees and the PGE Foundation donated $5.6 million and volunteered 18,200 hours with more than 400 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory actions; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; the impact of the recommendations on the Company and its operations based on the review conducted by the Special Committee of the Board of Directors relating to energy trading losses, the time and expense incurred in implementing the recommendations of the Special Committee, and any reputational damage to the Company relating to the matters underlying the Special Committee’s review; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Revenues, net	$612	$564
Alternative revenue programs, net of amortization	(3)	9
Total revenues	609	573
Operating expenses:
Purchased power and fuel	169	153
Generation, transmission and distribution	80	73
Administrative and other	86	71
Depreciation and amortization	103	108
Taxes other than income taxes	38	35
Total operating expenses	476	440
Income from operations	133	133
Interest expense, net	34	33
Other income (expense):
Allowance for equity funds used during construction	4	3
Miscellaneous income (expense), net	2	(4)
Other income (expense), net	6	(1)
Income before income tax expense	105	99
Income tax expense	9	18
Net income	96	81
Other comprehensive income	—	1
Comprehensive income	$96	$82

Weighted-average common shares outstanding (in thousands):
Basic	89,556	89,429
Diluted	89,703	89,579

Earnings per share:
Basic	$1.07	$0.91
Diluted	$1.07	$0.91

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$135	$257
Accounts receivable, net	268	271
Inventories	67	72
Regulatory assets—current	25	23
Other current assets	127	98
Total current assets	622	721
Electric utility plant, net	7,616	7,539
Regulatory assets—noncurrent	591	569
Nuclear decommissioning trust	44	45
Non-qualified benefit plan trust	43	42
Other noncurrent assets	153	153
Total assets	$9,069	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2021	December 31, 2020
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$199	$153
Liabilities from price risk management activities—current	20	14
Short-term debt	200	150
Current portion of long-term debt	20	160
Current portion of finance lease obligation	16	16
Accrued expenses and other current liabilities	319	322
Total current liabilities	774	815
Long-term debt, net of current portion	2,886	2,886
Regulatory liabilities—noncurrent	1,353	1,369
Deferred income taxes	391	374
Unfunded status of pension and postretirement plans	299	299
Liabilities from price risk management activities—noncurrent	118	136
Asset retirement obligations	270	270
Non-qualified benefit plan liabilities	101	101
Finance lease obligations, net of current portion	128	129
Other noncurrent liabilities	74	77
Total liabilities	6,394	6,456
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,576,748 and 89,537,331 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1,233	1,231
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	1,453	1,393
Total shareholders’ equity	2,675	2,613
Total liabilities and shareholders’ equity	$9,069	$9,069

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$96	$81
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103	108
Deferred income taxes	(1)	7
Pension and other postretirement benefits	6	6
Allowance for equity funds used during construction	(4)	(3)
Decoupling mechanism deferrals, net of amortization	3	(9)
Amortization of net benefits due to Tax Reform	—	(6)
Deferral of incremental storm costs	(41)	—
Other non-cash income and expenses, net	13	19
Changes in working capital:
(Increase)/decrease in accounts receivable, net	(2)	19
Decrease/(increase) in inventories	4	(1)
(Increase)/decrease in margin deposits	(1)	(19)
Increase/(decrease) in accounts payable and accrued liabilities	26	(22)
Other working capital items, net	(14)	(9)
Other, net	(20)	(16)
Net cash provided by operating activities	168	155

Cash flows from investing activities:
Capital expenditures	(153)	(162)
Sales of Nuclear decommissioning trust securities	3	3
Purchases of Nuclear decommissioning trust securities	(3)	(2)
Other, net	(9)	4
Net cash used in investing activities	(162)	(157)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	119
Payments on long-term debt	(140)	(98)
Borrowings on short-term debt	200	20
Repayments of short-term debt	(150)	(20)
Issuance of commercial paper, net	—	20
Dividends paid	(36)	(34)
Other	(2)	(5)
Net cash provided by (used in) financing activities	(128)	2
Increase (Decrease) in cash and cash equivalents	(122)	—
Cash and cash equivalents, beginning of period	257	30
Cash and cash equivalents, end of period	$135	$30

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$16	$12

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2021		2020
Revenues (dollars in millions):
Retail:
Residential	$310	51%	$279	48%
Commercial	162	26	159	28
Industrial	60	10	51	9
Direct Access	11	2	11	2
Subtotal	543	89	500	87
Alternative revenue programs, net of amortization	(3)	—	9	2
Other accrued revenues, net	13	2	5	1
Total retail revenues	553	91	514	90
Wholesale revenues	33	5	47	8
Other operating revenues	23	4	12	2
Total revenues	$609	100%	$573	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	2,239	35%	2,131	31%
Commercial	1,564	24	1,626	24
Industrial	897	14	810	12
Subtotal	4,700	73	4,567	67
Direct access:
Commercial	150	2	170	3
Industrial	359	6	355	5
Subtotal	509	8	525	8
Total retail energy deliveries	5,209	81	5,092	75
Wholesale energy deliveries	1,245	19	1,693	25
Total energy deliveries	6,454	100%	6,785	100%

Average number of retail customers:
Residential	797,602	88%	787,095	88%
Commercial	110,703	12	110,073	12
Industrial	193	—	194	—
Direct access	601	—	627	—
Total	909,099	100%	897,989	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2021		2020
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	2,383	38%	2,433	37%
Coal	582	9	1,186	18
Total thermal	2,965	47	3,619	55
Hydro	317	5	369	6
Wind	532	9	585	9
Total generation	3,814	61	4,573	70
Purchased power:
Term	1,844	30	1,604	24
Hydro	340	5	345	5
Wind	239	4	64	1
Total purchased power	2,423	39	2,013	30
Total system load	6,237	100%	6,586	100%
Less: wholesale sales	(1,245)		(1,693)
Retail load requirement	4,992		4,893

The following table indicates the number of heating and cooling degree-days for the three months ended March 31, 2021 and 2020, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2021	2020	Avg.
January	620	588	719
February	641	605	598
March	544	568	530
Year-to-date	1,805	1,761	1,847
Decrease from the 15-year average	(2.3)%	(4.7)%